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                                                                      Exhibit 21


                            Belport Capital Fund LLC
                                  Subsidiaries



        Name                                    Jurisdiction of Incorporation
        ----                                    -----------------------------

Belport Realty Corporation                                 Delaware

Bel Multifamily Property Trust                             Maryland

Monadnock Property Trust, LLC                              Delaware